                                                                   EXHIBIT 3.2



                          CAPSTEAD MORTGAGE CORPORATION
                           AMENDED AND RESTATED BYLAWS
                              AS OF APRIL 22, 1994

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I. - STOCKHOLDERS.........................................................................................1

         1.1.  Annual Meeting.....................................................................................1
         1.2.  Special Meeting....................................................................................1
         1.3.  Place of Meetings..................................................................................2
         1.4.  Notice of Meetings; Waiver of Notice...............................................................2
         1.5.  Quorum; Voting.....................................................................................2
         1.6.  Adjournments.......................................................................................3
         1.7.  General Right to Vote; Proxies.....................................................................3
         1.8. List of Stockholders................................................................................3
         1.9. Fixing of Record Date...............................................................................3
         1.10.  Organization and Order of Business................................................................4
         1.11.  Conduct of Voting.................................................................................4

ARTICLE II. - BOARD OF DIRECTORS..................................................................................5

         2.1.  Function of Directors..............................................................................5
         2.2.  Number of Directors................................................................................5
         2.3.  Election and Tenure of Directors...................................................................5
         2.4.  Removal of Director................................................................................5
         2.5.  Vacancy on Board...................................................................................5
         2.6.  Regular Meetings...................................................................................6
         2.7.  Special Meetings...................................................................................6
         2.8.  Notice of Meeting..................................................................................6
         2.9.  Quorum and Voting..................................................................................7
         2.10.  Organization......................................................................................7
         2.11.  Action by Directors...............................................................................7
         2.12.  Meeting by Conference Telephone...................................................................8
         2.13.  Compensation......................................................................................8
         2.14. Interested Director Transactions...................................................................8
         3.1.  Number; Tenure and Qualification..................................................................10
         3.2.  Delegation of Power...............................................................................10
         3.3.  Quorum and Voting.................................................................................11
         3.4.  Conduct of Meetings...............................................................................11
         3.5.  Action by Committees..............................................................................11
         3.6.  Interested Committee Member Transactions..........................................................12

ARTICLE IV. - OFFICERS...........................................................................................13

         4.1.  Executive Officers................................................................................13
         4.2.  Chairman of the Board.............................................................................14
         4.3.  President.........................................................................................14
         4.4.  Vice Presidents...................................................................................15
         4.5.  Secretary.........................................................................................15


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
         4.6.  Treasurer.........................................................................................15
         4.7.  Assistant and Subordinate Officers................................................................16
         4.8.  Compensation......................................................................................16
         4.9.  Election, Tenure and Removal of Officers..........................................................16

ARTICLE V. - STOCK...............................................................................................17

         5.1.  Certificates for Stock............................................................................17
         5.2.  Transfers.........................................................................................18
         5.3.  Legends...........................................................................................18
         5.4.  Record Date and Closing of Transfer Books.........................................................18
         5.5.  Stock Ledger......................................................................................19
         5.6.  Lost Stock Certificates...........................................................................19

ARTICLE VI. - FINANCE............................................................................................19

         6.1.  Checks, Drafts. Etc...............................................................................19
         6.2.   Annual Statement of Affairs......................................................................20
         6.3.  Dividends.........................................................................................20
         6.4.   Fiscal Year......................................................................................20

ARTICLE VII. - MISCELLANEOUS.....................................................................................20

         7.1.  Books and Records.................................................................................20
         7.2.  Corporate Seal....................................................................................21
         7.3.  Bonds.............................................................................................21
         7.4.  Voting Upon Shares in Other Corporations..........................................................21
         7.5.  Mail..............................................................................................22
         7.6.  Execution of Documents............................................................................22
         7.7.  Amendments........................................................................................22


                                      -ii-

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                          CAPSTEAD MORTGAGE CORPORATION



                           AMENDED AND RESTATED BYLAWS


                              As of April 22, 1994


                                   ARTICLE I.

                                  STOCKHOLDERS

         SECTION 1.1. Annual Meeting. The Corporation shall hold an annual meeting of its stockholders to elect directors and transact any other business as properly may come before such meeting, on such date and at such time as shall be designated annually by the Board of Directors and stated in the notice of the meeting. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

         SECTION 1.2. Special Meeting. At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting, and shall be called by any officer of the Corporation upon the written request of the holders of shares entitled to cast not less than twenty- five percent (25%) of all the votes entitled to be cast at such meeting for the purpose of removing a director or for any other lawful purpose or purposes. If a special meeting is called at the request of stockholders, such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on. Business of the Corporation transacted at any special meeting of stockholders by whomever called shall be limited to the purposes stated in the notice.


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         SECTION 1.3. Place of Meetings. Meetings of stockholders shall be held at such place in the United States as is set from time to time by the Board of Directors.

         SECTION 1.4. Notice of Meetings; Waiver of Notice. Not less than ten
(10) nor more than ninety (90) days before each stockholders' meeting, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to him, left at his residence or usual place of business, or mailed to him at his address as it appears on the records of the Corporation. If mailed with postage thereon prepaid, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post-office address as it appears on the records of the Corporation.

         Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he, before or after the meeting, signs a waiver of the notice which is filed with the records of stockholders' meetings, or is present at the meeting in person or by proxy.

          SECTION 1.5. Quorum; Voting. Unless a statute or the Articles of Incorporation of the Corporation (the "Charter") provide otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director. In the event that at any meeting a quorum exists for the transaction of some



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

business but does not exist for the transaction of other business, the business as to which a quorum is present may be transacted by the holders of stock present in person or by proxy who are entitled to vote thereon.

         SECTION 1.6. Adjournments. Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time by the stockholders present in person or by proxy by a majority vote. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at such adjourned meeting at which a quorum shall be present. No further notice of an adjourned meeting than by announcement at the meeting.

         SECTION 1.7. General Right to Vote; Proxies. Unless otherwise provided in the Charter, each outstanding share of capital stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote only the shares owned by him as shown on the record of stockholders of the Corporation as of the record date determined pursuant to Section 1.9 below or pursuant to applicable law and may vote the stock either in person or by written proxy signed by the stockholder or by his duly authorized attorney in fact. Unless a proxy provides otherwise, it is not valid more than eleven (11) months after its date.

          SECTION 1.8. List of Stockholders. At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary.

         SECTION 1.9. Fixing of Record Date. The Board of Directors may fix, in advance, a



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record date not more than ninety (90) nor less than ten (10) days before the date then fixed for the holding of any meeting of the stockholders. All persons who were holders of record of shares at such time, and no others, shall be entitled to vote at such meeting and any adjournment thereof

         SECTION 1.10. Organization and Order of Business. At each meeting of the stockholders, the Chairman of the Board of Directors, or in his absence or inability to act, the President, or in the absence or inability to act of the Chairman of the Board and the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any such designation, in the order of their election), shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

          SECTION 1.11. Conduct of Voting. At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by the chairman of the meeting. The Board of Directors may appoint judges of election to serve at any election of directors and at balloting on any other matter that may properly come before a meeting of stockholders. If no such appointment shall be made, or if any of the judges so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer at the meeting.



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




                                   ARTICLE II.

                               BOARD OF DIRECTORS

         SECTION 2.1. Function of Directors. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Charter or these Bylaws.

         SECTION 2.2. Number of Directors. The Corporation shall have the number of directors provided in the Charter until changed as herein provided. A majority of the entire Board of Directors may alter the number of directors set by the Charter to not more than twenty-five (25) nor less than the number required by Section 2-402 of the Maryland General Corporation Law, as amended (the "MGCL").

         SECTION 2.3. Election and Tenure of Directors. At each annual meeting, the stockholders shall elect directors to hold office until the next annual meeting and until their successors are elected and qualified.

         SECTION 2.4. Removal of Director. Unless statute or the Charter provides otherwise, the stockholders may remove any director or directors from office at any time, with or without cause, by the affirmative vote at any meeting of stockholders, duly called and at which a quorum is present, of the holders of a majority of the outstanding shares of the Corporation entitled to be cast for the election of directors and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

         SECTION 2.5. Vacancy on Board. The stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director. A director elected



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

by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director. A majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors, and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his successor is elected and qualifies.

         SECTION 2.6. Regular Meetings. Any regular meeting of the Board of Directors shall be held on such date and at any place in or out of the State of Maryland as may be designated from time to time by the Board of Directors.

         SECTION 2.7. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting. A special meeting of the Board of Directors shall be held on such date and at any place in or out of the State of Maryland as may be designated from time to time by the Board of Directors or in the call.

         SECTION 2.8. Notice of Meeting. The Secretary shall give notice to each director of each regular and special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him, left at his residence or usual place of business, or sent by telegraph or telephone, at least twenty-four (24) hours before the time of the meeting or, in the alternative by mail to his address as it appears on the records of the Corporation, at least seventy-two
(72) hours before the time of the meeting. Unless the Bylaws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting. No notice of any meeting of the Board of Directors need be given to any director who attends, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

         SECTION 2.9. Quorum and Voting. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by statute, the Charter or these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present at the meeting may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 2.10. Organization. The Chairman of the Board shall preside at each meeting of the Board of Directors or, in his absence or inability to act, another director chosen by the Chairman of the Board. The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

         SECTION 2.11. Action by Directors. Unless statute, the Charter or these Bylaws require a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors



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

present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the Board of Directors and filed with the minutes of proceedings of the Board of Directors. Such consents may be signed by different members on separate counterparts.

         SECTION 2.12. Meeting by Conference Telephone. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

         SECTION 2.13. Compensation. By resolution of the Board of Directors a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on committees of the Board of Directors, may be paid to directors. A director who serves the Corporation in any other capacity also may receive compensation for such other services, pursuant to a resolution of the directors.

         SECTION 2.14. Interested Director Transactions.

         (a) Taking into account compliance with the provisions of subsection
(b) of this Section 2.14, a contract or other transaction between the Corporation and any of its directors or between the Corporation and any other corporation, firm or other entity in which any of the

Corporation's directors is a director or has a material financial interest (an "Interested Director Transaction") is not void or voidable solely because of any one or more of the following:

                  (i)      the common directorship;

                  (ii) the presence of the director at the meeting of the Board of Directors which authorizes, approves or ratifies the contract or transaction; or

                  (iii) the counting of the vote of the director for the authorization, approval or ratification of the contract or transaction.

         (b) An Interested Director Transaction is not void or voidable solely because of any one or more of the factors set forth in subsection (a) above if:


                  (i) the fact of the common directorship or interest is disclosed or known to:


                   1. the Board of Directors of the Corporation, and the Board of Directors authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum; or


                   2. the stockholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director, or corporation, firm or other entity; or



                  (ii) a contract or transaction is fair and reasonable to the Corporation.

         (c) Common or interested directors or the stock owned by them or by an interested corporation, firm or other entity may be counted in determining the presence of a quorum in a meeting of the Board of Directors of the Corporation or at a meeting of the stockholders, as the case may be, at which the contract or transaction is authorized, approved or ratified.

         (d)      (i)      if a contract or transaction is not authorized,
                           approved or ratified in any one of the ways provided for in subsection (b)(i) of this Section 2.14, the person asserting the validity of the contract or transaction bears the burden of proving that the contract or transaction was fair and reasonable to the Corporation at the time it was authorized, approved or ratified.

                  (ii) this subsection (d) does not apply to the fixing by the Board of Directors o the Corporation of reasonable compensation, whether as a director or in any other capacity.

                                  ARTICLE III.

                                   COMMITTEES

         SECTION 3.1. Number; Tenure and Qualification. The Board of Directors may appoint from among its members an executive committee and other committees, composed of two (2) or more directors, to serve at the pleasure of the Board of Directors. If any committee may take or authorize any act as to any matter in which any director (or affiliate of such director) who is an employee of the Corporation has or may have any interest, a majority of the members of such committee shall be directors who are not employees of the Corporation, except that any such committee consisting of only two (2) directors may have one director who is not an employee of the Corporation and one director who is an employee of the Corporation.

         SECTION 3.2. Delegation of Power. The Board of Directors may delegate to those committees in the intervals between meetings of the Board of Directors any of the powers of the Board of Directors to manage the business and affairs of the Corporation, except those powers which the Board of Directors is specifically prohibited from delegating pursuant to Section 2-411 of the MGCL.

         SECTION 3.3. Quorum and Voting. A majority of the members of any committee shall constitute a quorum for the transaction of business by such committee, and the act of a majority of the quorum shall constitute the act of the committee, unless the concurrence of a greater proportion is required for such action by statute, the Charter or these Bylaws. If a quorum shall not be present at any meeting of such committee, the members of the committee present at the meeting may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 3.4. Conduct of Meetings. Each committee shall designate a presiding officer of such committee and, if not present at a particular meeting, the committee shall select a presiding officer for such meeting. Members of any committee may participate in meetings of such committee by conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other at the same time, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for all purposes of these Bylaws. Each committee shall keep minutes of its meetings, and report the results of any proceedings at the next succeeding annual or regular meeting of the Board of Directors.

         SECTION 3.5. Action by Committees. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of proceedings of such committee. Such consents may be signed by different members on separate counterparts.

         SECTION 3.6. Interested Committee Member Transactions.

         (a) Taking into account compliance with the provisions of subsection
(b) of this Section 3.6, an Interested Director Transaction is not void or voidable solely because of any one or more of the following:

                  (i)      the common directorship;


                  (ii) the presence of the director at the meeting of a committee of the Board of Directors which authorizes, approves or ratifies the contract or transaction; or

                  (iii) the counting of the vote of the director at such meeting for the authorization, approval or ratificatio of the contract or transaction.

         (b) An Interested Director Transaction is not void or voidable solely because of any one or more of the factors set forth in subsection (a) above if:


                  (i) the fact of the common directorship or interest is disclosed or known to:

                           1. a committee of the Board of Directors of the Corporation, and such committee authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of disinterested directors on such committee, even if the disinterested directors constitute less than a quorum; or

                           2. the stockholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director, or corporation, firm or other entity; or

                  (ii) a contract or transaction is fair and reasonable to the Corporation.

         (c) Common or interested directors or the stock owned by them or by an interested corporation, firm or other entity may be counted in determining the presence of a quorum in a meeting of a committee of the Board of Directors of the Corporation or at a meeting of the stockholders, as the case may be, at which the contract or transaction is authorized, approved or ratified.

         (d)      (i)      if a contract or transaction is not authorized,
                           approved or ratified in any one of the ways provided for in subsection (b)(i) of this Section 3.6, the person asserting the validity of the contract or transaction bears the burden of proving that the contract or transaction was fair and reasonable to the Corporation at the time it was authorized, approved or ratified.

                  (ii) this subsection (d) does not apply to the fixing by a committee of the Board of Directors of the Corporation of reasonable compensation, whether as a member of such committee or in any other capacity.


                                   ARTICLE IV.
                                    OFFICERS

         SECTION 4.1. Executive Officers. The Corporation shall have a Chairman of the Board

(who shall be a director of the Corporation), a President, a Secretary and a Treasurer. It may also have one or more Vice Presidents, one or more Assistant Vice-Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. A person may hold more than one office in the Corporation except those of President and Vice-President, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Charter or these Bylaws to be executed, acknowledged or verified by two or more officers.

         SECTION 4.2. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board shall have general powers of oversight, supervision and management of the business and affairs of the Corporation and shall perform such other duties as may be prescribed by the Board of Directors. Unless the Board of Directors shall otherwise delegate such duties, the Chairman of the Board shall be ex-officio a member of all standing committees.

         SECTION 4.3. President. The President shall serve, under the general direction of the Chairman of the Board, as the Chief Operating Officer of the Company. He shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages and other contracts except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties as the Board of Directors or the Chairman of the Board may from time to time prescribe.

         SECTION 4.4. Vice Presidents. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors or the Chairman of the Board, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors or the Chairman of the Board or the President may from time to time prescribe.

         SECTION 4.5. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board or the President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

         SECTION 4.6. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors taking proper vouchers for such disbursements, and shall render to the Chairman of the

Board and the Board of Directors, at the regular meetings of the Board, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         SECTION 4.7. Assistant and Subordinate Officers. The Corporation may have such assistant and subordinate officers as the Board of Directors may from time to time deem desirable. Each such officer shall hold office for such period and perform such duties as the Board of Directors, the President or the committee or officer designated pursuant to Section 4.09 may prescribe.

         SECTION 4.8. Compensation. The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation. It may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such assistant and subordinate officers.

         SECTION 4.9. Election, Tenure and Removal of Officers. The Board of Directors shall elect the officers, except as provided in the following sentence. The Board of Directors may (a) authorize the Chairman of the Board to appoint, promote or remove any other officer of the Corporation (provided that the foregoing shall not be deemed to impair the Chairman's ability to


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

resign as Chairman of the Board) and (b) authorize the President to appoint, promote or remove any other officer of the Corporation except the Chairman of the Board (provided that the foregoing shall not be deemed to impair the President's ability to resign as President). All officers shall be appointed to hold their offices, respectively, during the pleasure of the Board. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors (at any meeting of the Board of Directors by affirmative vote of a majority of the directors then in office) whenever in its judgment the best interests of the Corporation would be served thereby. Any officer elected or appointed by the Chairman of the Board or the President may be removed by the Chairman of the Board or the President, as applicable (except with respect to the Chairman of the Board), at any time with or without cause. In either case, such removal shall be without prejudice to such removed officer's contract rights. The Board of Directors, the Chairman of the Board or the President, as the case may be, may fill a vacancy which occurs in an office for the unexpired portion of the term.


                                   ARTICLE V.

                                      STOCK

         SECTION 5.1. Certificates for Stock. Each stockholder is entitled to certificates which represent and certify the shares of stock he holds in the Corporation provided, however, that certificates for fractional shares shall not be issued. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued and the class of stock and number of shares it represents. It shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the President or a Vice President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A stock certificate may not be issued by the Corporation until the stock represented by it is fully paid by the stockholder.

         SECTION 5.2. Transfers. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

         SECTION 5.3. Legends. Every stock certificate representing shares of stock which are restricted as to transferability by the Corporation shall contain a full statement of the restriction or state that the Corporation will furnish information about the restriction to the stockholder on request and without charge.

         SECTION 5.4. Record Date and Closing of Transfer Books. The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be more than ninety (90) days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than twenty (20) days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten (10) days before the date of the meeting.

         SECTION 5.5. Stock Ledger. The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, within or without the State of Maryland, or, if none, at the principal office or the principal executive offices of the Corporation.

          SECTION 5.6. Lost Stock Certificates. The Board of Directors or any officer of the Corporation designated by the Board of Directors may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate except upon the order of some court having jurisdiction in the premises.

                                   ARTICLE VI.
                                     FINANCE

         SECTION 6.1. Checks, Drafts. Etc. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the Chairman of the Board, the President, a Vice President or an Assistant Vice President, and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

         SECTION 6.2. Annual Statement of Affairs. The Chairman of the Board, the President, a Vice President or the Treasurer shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be certified by independent certified public accountants and distributed to shareholders within 120 days after the close of the Corporation's fiscal year and a reasonable period of time prior to the annual meeting of shareholders. Such annual statement shall also be submitted at the annual meeting and shall be filed within twenty (20) days thereafter at the principal office of the Corporation.

         SECTION 6.3. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Charter, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in its own shares, subject to the provisions of any statute and of the Charter.

         SECTION 6.4. Fiscal Year. The fiscal year of the Corporation for purposes of preparing its tax returns shall be from January 1 to December 31 unless otherwise provided by the Board of Directors.

                                  ARTICLE VII.

                                  MISCELLANEOUS

         SECTION 7.1. Books and Records. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of a Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of the Bylaws shall be kept at the principal office of the Corporation.

         SECTION 7.2. Corporate Seal. There shall be a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. It shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule or regulation relating to the corporate seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

         SECTION 7.3. Bonds. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

         SECTION 7.4. Voting Upon Shares in Other Corporations. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the Chairman of the Board, the President, or any Vice President, or a proxy appointed by any of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

         SECTION 7.5. Mail. Any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mails, postage prepaid.

          SECTION 7.6. Execution of Documents. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

         SECTION 7.7. Amendments.

         (a) The Board of Directors shall have the power, at any annual or regular meeting, or at any special meeting if notice thereof is included in the notice of such special meeting, to alter or repeal any Bylaws of the Corporation and to make new Bylaws.


         (b) The stockholders, by affirmative vote of a majority of the shares of common stock of the Corporation, shall have the power, at an annual meeting (subject to the requirements of Section 1.1 of these Bylaws), o at any special meeting if notice thereof is included in the notice of such special meeting, to alter or repeal any Bylaws of the Corporation and to make new Bylaws.


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